EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-289393, 333-266497, 333-258414 and 333-212657) on Form S-8 and the registration statement (No. 333-273682) on Form S-3 of our reports dated February 12, 2026, with respect to the consolidated financial statements of Alaska Air Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Seattle, Washington
February 12, 2026